UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2005

NetScout Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 614-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On July 25, 2005, the Compensation Committee of the Board of Directors of NetScout Systems, Inc. (the “Company”), approved the payment of performance bonus payments for the fiscal year ending March 31, 2005 to the following executive officers:

David P. Sommers	Senior Vice President, General Operations and Chief Financial Officer	$57,600
John W. Downing	Vice President, Worldwide Sales Operations	$168,692*
Michael Szabados	Senior Vice President, Product Operations	$65,000

*Except for the amount paid to Mr. Downing, all other bonuses were discretionary. Mr. Downing’s compensation was calculated based bookings made during the course of the fiscal year ended March 31, 2005 pursuant to a previously established arrangement between the Company and Mr. Downing. The Company has also entered into a compensation arrangement with Mr. Downing for bookings to be made during the course of the fiscal year ended 2006. The specific terms of Mr. Downing’s arrangement are not being disclosed because they involve confidential commercial and business information, the disclosure of which would have an adverse effect on the Company.

On July 26, 2005, the Board of Directors of the Company approved the payment of discretionary performance bonus payments for the fiscal year ending March 31, 2005 to the following executive officers:

Anil K. Singhal	President, Chief Executive Officer, Treasurer and Director	$112,750
Narendra V. Popat	Chairman of the Board and Secretary	$112,750

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By: /s/ David P. Sommers

David P. Sommers

Chief Financial Officer and

Senior Vice President, General Operations

Date: July 29, 2005